UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Plumtree Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Plumtree Software, Inc.

Pursuant to Rule 14a-12 Under

the Securities Exchange Act of 1934

Subject Company: Plumtree Software, Inc.

Commission File No.: 001-31344

The following questions and answers were distributed to employees of Plumtree Software, Inc. on August 22, 2005 and posted on the website of Plumtree Software, Inc.

BEA TO ACQUIRE PLUMTREE SOFTWARE FAQ

Q1. What are you announcing today?

BEA Systems today entered into a definitive agreement to acquire Plumtree Software.

Q2. What does Plumtree do?

With more than 21 million worldwide users and over 700 customers, Plumtree Software provides enterprise portal solutions to connect disparate work groups, IT systems and business processes. Its portfolio features the industry’s only cross-platform portal, running on both J2EE and .Net. Customers include Airbus, Mazda, Pratt & Whitney and U.S. Navy.

Q3. What price will BEA pay for Plumtree?

USD$5.50 per share, in cash, plus the assumption of outstanding Plumtree options for a total transaction value of approximately USD$200 million. Plumtree has about USD$65 million in cash, so BEA’s net cash outlay will roughly be USD$115 million – less any transaction costs and expenses. The acquisition is subject to regulatory approval, Plumtree shareholder approval and the resolution of closing matters. The transaction is expected to close in the Fall of calendar year 2005.

Q4. What are the financial implications of the deal? Will it be accretive to earnings?

We expect the deal to be accretive in the intermediate term.

Q5. How will Plumtree be integrated into BEA?

Upon close of the transaction, Plumtree will become a part of a new BEA business unit.

Q6. Who will lead the transition?

BEA Chief Technology Officer and Executive Vice President, Mark Carges, and Plumtree Software Chief Executive Officer, John Kunze, will lead the transition.

Q7. Why is this good for customers?

Upon close of the transaction, Customers will benefit from the joint portfolio’s breadth and depth. The dual offering will combine Plumtree’s ease of use and out-of-the-box functionality with the power and flexibility of the BEA WebLogic Platform. Customers will have access to both transactional and collaborative products and technologies from a single supplier.

BEA is the clear leader in transactional portals; Plumtree is the clear leader in collaborative portals. Moreover, BEA will offer the only portal to span both J2EE and .Net, and to support both J2EE and .NET applications and portlets, to support multiple platforms, and to support multiple application servers.

Finally, we combine both companies’ broad portfolios of Vertical and Horizontal solutions.

Q8: Upon completion of the transaction, will the Plumtree Corporate Portal continue to be sold separately from BEA WebLogic Portal?

Upon completion of the transaction, BEA plans to continue to support and to sell all the current Plumtree products.

Q9. How does the Plumtree acquisition fit into BEA’s overall strategy?

This acquisition fits with several of BEA’s key strategic initiatives. First, it will increase our scale in the portal market, particularly strengthening our position for internal-facing portal offerings. It will also expand our customer base to new customers, with chances for cross-sell and up-sell, as well as deepening our relationships with new and existing customers.

Q10. Once the acquisition is complete will the Plumtree products continue to be supported on Microsoft .NET, IBM WebSphere, Apache Tomcat, Apache Geronimo, JBoss – and other platforms?

Yes. This is consistent with BEA’s recently unveiled blended application development and deployment strategy. BEA will continue to support the Plumtree products on the platforms that are supported today.

Additional Information and Where to Find It

Plumtree has agreed to file a proxy statement in connection with the proposed acquisition with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUMTREE SOFTWARE AND THE PROPOSED TRANSACTION. The proxy statement will be mailed to the stockholders of Plumtree. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Plumtree’s Investor Relations page on its corporate website at www.plumtree.com.

In addition, Plumtree and its officers and directors may be deemed to be participants in the solicitation of proxies from Plumtree’s stockholders with respect to the acquisition. A description of any interests that Plumtree’s officers and directors have in the acquisition will be available in the proxy statement. In addition, BEA may be deemed to be participating in the solicitation of proxies from Plumtree’s stockholders in favor of the approval of the acquisition. Information concerning BEA’s directors and executive officers is set forth in BEA’s proxy statements for its 2005 annual meeting of stockholders, which was filed with the SEC on May 16, 2005, and annual report on Form 10-K filed with the SEC on April 18, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to BEA’s Investor Relations page on its corporate website at www.bea.com.

Forward Looking Statements

The filing may contain forward-looking statements, including statements regarding actions to be taken by Plumtree Software during the pending of the merger, the completion of the merger and the benefits and synergies of the merger. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that, prior to the closing of the merger, Plumtree Software’s business could suffer due to market uncertainty relating to the merger, the closing of the merger may not occur or be delayed, or that the benefits and synergies of the merger may not be realized. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Plumtree Software’s periodic filings with the Securities and Exchange Commission, including Plumtree Software’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 and Plumtree Software’s annual report on Form 10-K for the year ended December 31, 2004. Plumtree Software undertakes no obligation to update the forward-looking statements.